Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan and in Registration Statement Form S-8 (No. 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc., and with Respect to the December 31, 2006 consolidated financial statements of SPAR Group, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2007 of our report dated February 15, 2008 with respect to the financial statements of UAB SPAR RSS Baltic, as of December 31, 2007 and for the years ended December 31, 2007 and 2006.

/s/ UAB “Rezultatas”

Vilnius, Lithuania

February 15, 2008

Ex-5